UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2012

PRUDENTIAL FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

New Jersey	001-16707	22-3703799
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

751 Broad Street

Newark, New Jersey 07102

(Address of principal executive offices and zip code)

(973) 802-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Board of Directors of Prudential Financial, Inc. (the “Company”) approved amendments to the Company’s Amended and Restated By-Laws (the “By-Laws”) that became effective on May 9, 2012, upon the effectiveness of amendments to the Company’s Amended and Restated Certificate of Incorporation, as reflected in Item 5.07 of this Current Report on Form 8-K.

The amendments to the By-Laws eliminated supermajority voting requirements that had applied to future changes to specified provisions of the By-Laws by the shareholders. The voting requirements eliminated by the amendments had provided that, without the affirmative vote of at least 80% of the votes cast at a meeting of shareholders, the Company’s shareholders could not alter, amend, or repeal provisions of the By-Laws that relate to:

•	special meetings of the shareholders;

•	quorum requirements for shareholder meetings;

•	the nature of business at annual shareholders meetings;

•	the number and election of directors;

•	the nomination of directors;

•	vacancies in the Board of Directors;

•	indemnification of officers and directors; and

•	amendments to the By-Laws.

As a result of the amendments to the By-Laws, and the related amendments to the Company’s Amended and Restated Certificate of Incorporation as reflected in Item 5.07 below, all future amendments to the By-Laws submitted for approval by the Company’s shareholders will require approval by the affirmative vote of a majority of the votes cast at a meeting of shareholders.

In addition to the foregoing, the Board of Directors approved technical amendments to the By-Laws to delete certain provisions that were no longer operative as a result of the Company’s previous elimination of a classified Board of Directors. The foregoing description of the amendments to the Company’s By-Laws is qualified in all respects by reference to the text of the Amended and Restated By-Laws, a copy of which is filed as Exhibit 3.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders

The Company’s Annual Meeting of Shareholders was held on May 8, 2012. Shareholders voted as follows on the matters presented for a vote.

1. The nominees for election to the Board of Directors were elected, each for a one-year term, based upon the following votes:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Thomas J. Baltimore, Jr.	208,144,059	93,133,377	1,265,715	28,257,256
Gordon M. Bethune	294,668,180	6,586,876	1,287,632	28,257,256
Gaston Caperton	298,661,911	2,601,452	1,277,722	28,257,256
Gilbert F. Casellas	297,423,930	3,865,565	1,252,353	28,257,256
James G. Cullen	291,952,265	9,293,015	1,296,932	28,257,256
William H. Gray III	291,482,541	9,770,514	1,289,743	28,257,256
Mark B. Grier	297,484,520	3,844,478	1,212,883	28,257,256
Constance J. Horner	293,075,359	8,229,796	1,237,261	28,257,256
Martina Hund-Mejean	299,197,648	2,044,243	1,300,108	28,257,256
Karl J. Krapek	297,519,804	3,669,323	1,353,722	28,257,256
Christine A. Poon	299,240,648	2,053,645	1,248,387	28,257,256
John R. Strangfeld	285,314,648	15,975,543	1,253,203	28,257,256
James A. Unruh	291,817,518	9,433,427	1,293,426	28,257,256

2. The proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2012 was approved based upon the following votes:

Votes for approval: 326,315,346

Votes against: 3,569,174

Abstentions: 913,615

There were no broker non-votes for this item.

3. The proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers was approved based upon the following votes:

Votes for approval: 287,430,898

Votes against: 12,338,294

Abstentions: 2,771,660

Broker non-votes: 28,257,256

4. The proposal to approve amendments to the Company’s Certificate of Incorporation to eliminate supermajority voting and to make other technical amendments was approved based upon the following votes:

Votes for approval: 295,883,813

Votes against: 3,871,660

Abstentions: 2,782,334

Broker non-votes: 28,257,256

The Company’s Amended and Restated Certificate of Incorporation, reflecting the amendments approved by the shareholders, was filed with the Secretary of State of the State of New Jersey, and became effective, on May 9, 2012. A copy of the Company’s Amended and Restated Certificate of Incorporation is filed as Exhibit 3.1 to this Current Report on Form 8-K.

5. The shareholder proposal regarding an Independent Board Chairman was not approved based upon the following votes:

Votes for approval: 71,120,013

Votes against: 227,736,525

Abstentions: 3,682,607

Broker non-votes: 28,257,256

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are being filed as part of this Current Report on Form 8-K:

3.1	Amended and Restated By-Laws of Prudential Financial, Inc., effective May 9, 2012.

3.2	Amended and Restated Certificate of Incorporation of Prudential Financial, Inc., effective May 9, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 9, 2012

PRUDENTIAL FINANCIAL, INC.

By:	/s/ Margaret M. Foran
Name: Margaret M. Foran
Title: Chief Governance Officer,
Vice President and Corporate Secretary

Exhibit Index

Exhibit No.	Description

3.1	Amended and Restated By-Laws of Prudential Financial, Inc., effective May 9, 2012.

3.2	Amended and Restated Certificate of Incorporation of Prudential Financial, Inc., effective May 9, 2012.